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                                                                   EXHIBIT 10.9
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                                  TENNECO INC.
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                     EXECUTIVE INCENTIVE COMPENSATION PLAN
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                                 PLAN DOCUMENT
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Adopted:                                         April 1 , 1975

Amended:                                         March 4, 1981

Amended:                                         March 1, 1986

Amended:                                         July 31, 1986

Amended:                                         January 1, 1993

Amended:                                         March 14, 1995
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                                 TENNECO INC.
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                     EXECUTIVE INCENTIVE COMPENSATION PLAN
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          Section 1.  Establishment and Purpose

            1.1 Establishment of the Plan. Tenneco Inc. hereby establishes the "TENNECO INC. EXECUTIVE INCENTIVE COMPENSATION PLAN" (the "Plan"), set forth herein, effective January 1, 1975.

            1.2   Purpose.  The objectives of the Plan are to:

            (a) Reinforce a results-oriented management culture with executive pay that varies according to corporate, division, and individual performance against extraordinarily aggressive goals.

            (b) Provide incentives, in the form of substantial reward potential, for executives to remain employees of the Company.

            (c) Focus on business results that include financial measures such as net income, cash flow, and economic value added (EVA) with improvement in cost of quality, safety, environmental, risk management, effective leadership and equal employment opportunities performance.

            (d) De-emphasize fixed compensation in the form of base salary and place greater emphasis on variable performance-based compensation.

            (e) Provide key executives with competitive levels of total current compensation and incentive earning opportunities commensurate with the results achieved and individual performance.

            (f) Provide plans that are simple and easy to describe and understand.


          Section 2.  Plan Definitions

            (a) Company means Tenneco Inc. and any successor employer which adopts the Plan and any subsidiary corporation designated by the Board as eligible to participate in the Plan; except that when used with reference to authority under this Plan, Company shall mean Tenneco Inc. exclusively.

            (b)   Board means the Board of Directors of the Company.
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            (c)  Compensation and Benefits Committee means those members of the Compensation and Benefits Committee of the Board who are not employees of the Company. This Committee is charged with the overall responsibility for this Plan.

            (d) Corporate means the entity which is responsible for the overall management and staff support functions of the Company.

            (e) Division means each operating organizational entity which, through the conduct of its business, produces revenues for the Company.

            (f) Executive means a regular, full-time salaried employee of the Company who is in a position meeting the defined eligibility criteria for participation in the Plan.

            (g) Participant means an executive who has been approved for participation in the Plan.

            (h)  Effective Date means January 1, 1975.

            (i)  Plan Year means the calendar year.

            (j) Salary Grade means the position classification assigned to the Participant in accordance with the position evaluation system adopted by Tenneco Management for Plan purposes.

            (k) EICP Objectives means the "Target" (Budget) level of financial objectives (e.g., net income, cash flow, and economic value added (EVA)) or other operating measurements for the Plan Year, assigned annually by the Company to each Division. This represents the expected level of achievement for the Plan Year. The target goal (budget) for Corporate will be the Company's consolidated operating measurements.

            (l) Individual Incentive Target Award means the anticipated individual incentive award to be allocated to a Participant in the event EICP objectives are met and his/her individual performance is fully satisfactory. The schedule of individual incentive target awards applicable to the various salary grades shall be determined by the Company.


     Section 3.  Eligibility and Participation

            3.1 Eligibility and Participation. Eligibility for participation in the Plan will be limited to those key executives who, by the nature and scope of their positions, regularly and directly make or influence policy decisions which significantly impact the overall results or success of the Company. The Company will receive recommendations for participation from Division Chief Executive Officers and appropriate Corporate Staff Officers. Each such nominated executive shall become a Participant upon being approved
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by the Company. All such executives approved for participation shall be notified of their selection as soon as practical following approval.

               3.2 Cessation of Participation. The Company may withdraw its approval of an existing position at any time during the Plan Year. Participants whose employment is terminated during the Plan Year for reasons other than disability, death, or retirement under a Company retirement plan shall forfeit participation in the Plan unless otherwise authorized by the Company. At the sole discretion of the Company, participation may be prorated for participants who become disabled, die, retire or are assigned to a non-eligible position during the Plan Year.


          Section 4. Fund Generation

               4.1 Division/Corporate Incentive Amounts. Annually, the Company shall establish Division and Corporate EICP Objectives (Target/Budget) applicable to each participating Division. In addition, the Company shall determine for each participating Division a target incentive amount equal to the sum of individual incentive targets. The Company may adjust the target incentive amount during the Plan Year to accommodate the admission or elimination of Participants to the Plan and to incorporate adjustments to individual incentive targets of Participants whose salary grade changes during the Plan Year. Division and corporate incentive funds will be determined based on the budgeted financial objectives (e.g., net income, cash flow and EVA) with each weighted to reflect appropriate emphasis.

The size of the incentive fund applicable to each division will be determined as follows:

     1995 FINANCIAL OBJECTIVES

     A preliminary fund will be established based on performance against financial objectives from the Annual Operating Plan (AOP). These objectives will include but will not be limited to net income, cash flow and economic value added (EVA).

     - Performance on AOP for net income, cash flow and EVA will generate a fund equal to the sum of individual target awards.

     - Performance below AOP will not result in an incentive fund except as determined by Tenneco Management taking into consideration the reasons that AOP was not attained.

     - Performance above AOP may result in a higher than target level fund as determined by Tenneco Management taking into consideration the reasons that AOP was exceeded.

     1995 NON-FINANCIAL OBJECTIVES

        Quantitative Adjustments

        Once the preliminary fund is established, the following quantitative adjustment factors will be applied to determine a final incentive fund:
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        -  Environmental Performance
        -  Safety Performance

        -  Cost of Quality Takeout, NOI Impact and Discovery
        -  EEO Performance

        Each of these quantitative adjustment factors will be applied a maximum of 5% for a total increase/decrease to the fund of as much as 20%.

        Qualitative Adjustments

        The following qualitative adjustment factors will also be applied:

        -  Global Market Development
        -  Customer Satisfaction
        -  Leadership of Change
        -  Leadership Development (Recruiting/Staffing/Training)
        -  Operational Considerations (division specific)

        These qualitative factors will be applied to increase the fund as much as an additional 10%.

        4.2 Committee Authority. The Committee shall have the right at any time in its sole discretion to modify, eliminate or withdraw for such period or periods as it may determine, the incentive amounts, in part or in whole, to be made available under this Section 4 for payment of awards to any or all participating Corporate or Division entities or any Participant or Participants hereunder.


     Section 5. Determination of Individual Awards

        5.1 Determination of Individual Incentive Target Awards. Annually, the Compensation and Benefits Committee shall determine the Salary Grade applicable to the Chairman and CEO of the Company and the Company shall determine the salary grade applicable to all other Participants. Each Participant's individual incentive target award will be determined by the Company.

        5.2 Determination of Individual Incentive Awards. Actual individual awards to be paid to Participants will vary above or below the assigned individual incentive target awards dependent upon each individual's performance in accordance with guidelines prescribed by the Company. The actual award to a Participant must be approved by both the Company and the Compensation and Benefits Committee (or only the Committee for awards applicable to the Chairman and President of the Company) and shall not exceed 100% of the Participant's annual base salary.


     Section 6. Form of Timing of Awards

          Payment of Individual Awards. The actual awards to be paid to participants in accordance with Section 5.2 shall be paid in cash as soon as practical once final operating performance is available.
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     Section 7. Administration

          This Plan shall be administered by the Company in accordance with rules that may be established from time to time by the Compensation and Benefits Committee. The determination of the Company as to any disputed question arising under this Plan, including any question of construction or interpretation, shall be final, binding, and conclusive upon all persons.


     Section 8. Amendment and Termination

          The Committee, in its absolute discretion and without notice, may at any time and from time to time modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely.


     Section 9. Applicable Laws

          This Plan shall be construed, administered and governed in all respects under and by the laws of the State of Texas.